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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 12, 1998 and February 24, 1999, except for the second paragraph of Note 2, as to which the date is September 16, 1999, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-82561) and related Prospectus of Radio Unica Communications Corp. for the registration of 5,700,000 shares of its common stock.


                                          Ernst & Young LLP


Miami, Florida
September 16, 1999